BYLAWS

OF

NEW SCHOOL PROPERTIES, INC.

TABLE OF CONTENTS

BYLAWS

OF

NEW SCHOOL PROPERTIES, INC.

Page

ARTICLE I

OFFICES

1

1.01

Registered Office

1

1.02

Other Offices

1

ARTICLE II

MEETINGS OF THE SHAREHOLDERS

1

2.01

Place of Meetings

1

2.02

Annual Meeting

1

2.03

Special Meetings

1

2.04

Notice of Annual or Special Meeting

2

2.05

Notice by Electronic Transmission

2

2.06

Business at Special Meeting

3

2.07

Quorum of Shareholders

3

2.08

Act of Shareholders’ Meeting

3

2.09

Voting of Shares

3

2.10

Proxies

3

2.11

Voting List

4

2.12

Action by Written Consent Without a Meeting

4

ARTICLE III

BOARD OF DIRECTORS

5

3.01

Powers

5

3.02

Number of Directors

5

3.03

Election and Term

5

3.04

Vacancies

5

3.05

Resignation and Removal

5

3.06

Compensation of Directors

6

3.07

Chairman of the Board

6

ARTICLE IV

MEETINGS OF THE BOARD

6

4.01

First Meeting

6

4.02

Regular Meetings

6

4.03

Special Meetings

6

4.04

Written Notice

6

4.05

Notice by Electronic Transmission

6

4.06

Waiver of Notice

7

4.07

Attendance as Waiver

7

4.08

Business at Regular or Special Meeting

7

4.09

Quorum of Directors

7

i

4.10

Interested Directors

7

4.11

Act of Directors’ Meeting

8

4.12

Action by Written Consent Without a Meeting

8

ARTICLE V

COMMITTEES

8

ARTICLE VI

MEETING BY USE OF CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT  9

ARTICLE VII

OFFICERS

9

7.01

Executive Officers

9

7.02

Election and Qualification

9

7.03

Compensation

9

7.04

Term, Removal, and Vacancies

9

7.05

Chief Executive Officer

10

7.06

President

10

7.07

Vice Presidents

10

7.08

Secretary

10

7.09

Assistant Secretary

10

7.10

Treasurer

10

7.11

Assistant Treasurer

11

ARTICLE VIII

GENERAL PROVISIONS

11

8.01

General Policies

11

8.02

Dividends

11

8.03

Reserves

11

8.04

Negotiable Instruments

11

8.05

Fiscal Year

11

8.06

Seal

11

8.07

Books and Records

11

ARTICLE IX

AMENDMENTS

12

ii

BYLAWS

OF

NEW SCHOOL PROPERTIES, INC.

ARTICLE I

OFFICES

1.01

Registered Office.  The registered office, until changed by action of the Board of Directors, shall be the registered office set forth in the Certificate of Formation of the corporation.

1.02

Other Offices.  The corporation also may have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or as the business of the corporation may require.

ARTICLE II

MEETINGS OF THE SHAREHOLDERS

2.01

Place of Meetings.  All meetings of shareholders for the election of directors or for any other proper purpose shall be held at such place within or without the State of Texas as the Board of Directors may from time to time designate.  At the discretion of the Board of Directors, or as agreed to by all persons entitled to notice of the meeting, meetings of shareholders may also be held or shareholders may participate in meetings of shareholders by means of remote communication authorized under the Texas Business Organizations Code as stated in the notice of such meeting or a duly executed waiver of notice thereof.

2.02

Annual Meeting.  An annual meeting of shareholders shall be held at such time and date as the Board of Directors may determine, provided that the date of such meeting will be at least 30 days after delivery of the Corporation’s annual report to shareholders.  At such meeting the shareholders entitled to vote thereat shall elect a Board of Directors and may transact such other business as may properly be brought before the meeting.

2.03

Special Meetings.  The Chairman of the Board of Directors, the President, a majority of the Board of Directors or a majority of the Independent Directors (as defined in the Certificate of Formation of the Corporation (the “Certificate of Formation”)) may call a special meeting of the shareholders. A special meeting of shareholders shall also be called by the Secretary of the Corporation upon the written request of the shareholders entitled to cast not less than ten percent (10%) of all the votes entitled to be cast at such meeting. A written request must be delivered in person or by mail and must state the purpose of the meeting and the matters proposed to be acted upon at the meeting. Within ten (10) days after receipt of such written request, either personally, by electronic transmission (on consent of the Corporation), or by mail, or by any other method permitted by applicable law, the Secretary of the Corporation shall inform the shareholders who made such request of the reasonably estimated cost of preparing and mailing a notice of the proposed meeting; and within (10) ten days of his or her receipt of payment of such costs, the Secretary of the Corporation shall provide all shareholders with written notice, either personally, by electronic transmission (on consent of the shareholder), or by mail, or by any other method permitted by applicable law, of such meeting and the purpose of such meeting. Notwithstanding anything to the contrary herein, such meeting shall be held not less than fifteen (15) days nor more than sixty (60) days after the Secretary’s delivery of such notice. Subject to the foregoing sentence, such meeting shall be held at the time and place specified in the shareholder request; provided, however, that if none is so specified, such meeting shall be held at a time and place convenient to the shareholders.  If not otherwise fixed in accordance with these Bylaws, the record date for determining shareholders entitled to call a special meeting is the date the first shareholder signs the notice of such meeting.

2.04

Notice of Annual or Special Meeting.  Written or printed notice stating the place, if any, day and hour of the meeting, the means of any remote communications by which shareholders may be considered present and may vote at the meeting and the means of accessing the remote communications system, and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered not less than ten (10) nor more than ninety (90) days before the date of the meeting, personally, by electronic transmission (on consent of a shareholder), or by mail, or by any other method permitted by applicable law, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting except as otherwise provided in the Texas Business Organizations Code.  If the meeting is held by means of remote communications, the notice of meeting shall include information on how to access a list of shareholders entitled to vote at the meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at such shareholder’s address as it appears on the share transfer records of the corporation, with postage thereon prepaid.  Whenever any notice is required to be given to any shareholder under the provisions of any law, the Certificate of Formation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

2.05

Notice by Electronic Transmission.  On consent of a shareholder, notice from the corporation under any applicable law, the Certificate of Formation, or these Bylaws may be given to the shareholder by electronic transmission.  The shareholder may specify the form of electronic transmission to be used to communicate notice.  The shareholder may revoke this consent by written notice to the corporation.  The consent of a shareholder is considered revoked if the corporation is unable to deliver by electronic transmission two consecutive notices, and the Secretary, Assistant Secretary or transfer agent of the corporation, or another person responsible for delivering notice on behalf of the corporation, knows that delivery of these two electronic transmissions was unsuccessful.  Inadvertent failure to treat the unsuccessful transmissions as a revocation of the shareholder’s consent does not affect the validity of a meeting or other action.  Notice by electronic transmission shall be deemed given when the notice is: (1) transmitted to a facsimile number provided by the shareholder for the purpose of receiving notice; (2) transmitted to an electronic mail address provided by the shareholder for the purpose of receiving notice; (3)

posted on an electronic network and a message is sent to the shareholder at the address provided by the shareholder for the purpose of alerting the shareholder of a posting; or (4) communicated to the shareholder by any other form of electronic transmission consented to by the shareholder.

2.06

Business at Special Meeting.  The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice thereof.

2.07

Quorum of Shareholders.  Unless otherwise provided in the Certificate of Formation, the holders of a majority of the shares entitled to vote at a meeting of shareholders, represented in person or by proxy, shall constitute a quorum for any matter to be presented at that meeting.  If, however, a quorum shall not be present or represented at any meeting of the shareholders, the holders of a majority of the shares represented in person or by proxy at the meeting shall have the power to adjourn the meeting until such time and to such place as they shall determine, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, and the subsequent withdrawal of any shareholder or the refusal of any shareholder to vote shall not affect the presence of a quorum at the meeting.

2.08

Act of Shareholders’ Meeting.  With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by law or the Certificate of Formation, the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, that matter at a meeting of shareholders at which a quorum is present shall be the act of shareholders.  Unless otherwise provided in the Certificate of Formation, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

2.09

Voting of Shares.  Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent otherwise provided by law or the Certificate of Formation.  At each election for directors, every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote.  No shareholder shall be entitled to cumulate his votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of shares owned by such shareholder or by distributing such votes on the same principle among any number of such candidates.

2.10

Proxies.  At any meeting of the shareholders, each shareholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by the shareholder.  A telegram, telex, cablegram, or other form of electronic transmission, including telephone transmission, by the shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the shareholder, shall be treated as an execution in writing for purposes of this section.  Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the shareholder.  No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy.  Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.  An irrevocable proxy, even though otherwise enforceable, is ineffective against a transferee for value without actual knowledge of the existence of the irrevocable proxy at the time of the transfer or against any subsequent transferee (whether or not for value), but such an irrevocable proxy shall be specifically enforceable against any other person who is not a transferee for value from and after the time that the person acquires actual knowledge of the existence of the irrevocable proxy.

2.11

Voting List.  The officer or agent having charge of the share transfer records for shares of the corporation shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each shareholder, which list, for a period of 10 days prior to such meeting, shall be kept on file at the registered office or principal place of business of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.  The original share transfer records shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any such meeting of shareholders.   Instead of being kept on file, the list may be kept on a reasonably accessible electronic network if the information required to gain access to the list is provided with notice of the meeting.  If the list is made available on an electronic network, the corporation shall take reasonable measures to ensure the information is available only to shareholders of the corporation.  If a meeting of shareholders is held by means of remote communication, the list must be open to inspection by a shareholder during the meeting on a reasonably accessible electronic network.

2.12

Action by Written Consent Without a Meeting.  Any action required or permitted to be taken at any annual or special meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent or consents.  A telegram, telex, cablegram, or other electronic transmission by a shareholder consenting to an action to be taken is considered to be written, signed, and dated for the purposes of this section if the transmission sets forth or is delivered with information from which the corporation can determine that the transmission was transmitted by the shareholder and the date on which the shareholder transmitted the transmission.  Any photographic, photostatic, facsimile, or similarly reliable reproduction of a consent in writing signed by a shareholder may be substituted or used instead of the original writing for any purpose for which the original writing could be used, if the reproduction is a complete reproduction of the entire original writing.

ARTICLE III

BOARD OF DIRECTORS

3.01

Powers.  The powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, the Certificate of Formation, or these Bylaws directed or required to be exercised and done by the shareholders.

3.02

Number of Directors.  The number of initial directors of the corporation shall be one, which number may be increased or decreased from time to time pursuant to resolution of the Board of Directors, however, that the number of directors shall not be fewer than one nor greater than ten.  From and after the Commencement of the Initial Public Offering (as such term is defined in the Certificate of Formation, the number of directors of the corporation shall be three, which number may be increased or decreased from time to time pursuant to resolution of the Board of Directors; provided, however, that the number of directors shall not be fewer than three nor greater than ten.  A majority of the Board of Directors will be Independent Directors, as such term is defined in the Certificate of Formation, except for a period of up to 60 days after the death, removal or resignation of an Independent Director pending the election of such Independent Director's successor.

3.03

Election and Term.  The directors, other than the initial Board of Directors, shall be elected at each annual meeting of the shareholders, except as provided in Section 3.04 of this Article, and each director elected shall hold office until the next succeeding annual meeting and until his successor is elected and qualified or until his death, resignation, or removal in accordance with these Bylaws.  Directors need not be residents of the State of Texas or shareholders of the corporation.

3.04

Vacancies.  Any vacancy occurring in the Board of Directors may be filled by an election at an annual or special meeting of the shareholders called for that purpose or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors.  A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of the shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

3.05

Resignation and Removal.  Any director may resign at any time upon giving notice to the corporation in writing or by electronic transmission.  At any meeting of shareholders called expressly for the purpose of removing a director or directors, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

3.06

Compensation of Directors.  As specifically prescribed from time to time by resolution of the Board of Directors, the directors of the corporation may be paid their expenses of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary in their capacity as directors.  This provision shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for service on any such committee.

3.07

Chairman of the Board.  The Board of Directors, at its first meeting after each annual meeting of shareholders, may elect one of its members Chairman of the Board.  Subject to the authority of the Board of Directors, the Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such other powers and duties as usually pertain to such position or as may be delegated by the Board of Directors.

ARTICLE IV

MEETINGS OF THE BOARD

4.01

First Meeting.  The first meeting of each newly elected Board of Directors shall be held without notice immediately following the shareholders’ annual meeting at which such directors were elected, at the same place as such shareholders’ meeting or at such other time and place either within or without the State of Texas as shall be designated by the Secretary upon the written request of a majority of the directors then elected.

4.02

Regular Meetings.  Regular meetings of the Board of Directors may be held with or without notice at such time and at such place either within or without the State of Texas as from time to time shall be prescribed by resolution of the Board of Directors.

4.03

Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President, and shall be called by the Chairman of the Board of Directors, the President, or the Secretary on the written request of two directors.  Notice of special meetings of the Board of Directors, either in writing or by electronic transmission, shall be given to each director at least 24 hours prior to the time of the meeting.

4.04

Written Notice.  Whenever any notice is required to be given to any director under the provisions of any law, the Certificate of Formation, or these Bylaws, and the director has not consented to notice by electronic transmission, it shall be given in writing and delivered personally or mailed, or delivered by any other method permitted under applicable law, to such director at such address as appears on the records of the corporation, and, if mailed, such notice shall be deemed to be delivered at the time when the same shall be deposited in the United States mail with sufficient postage thereon prepaid.

4.05

Notice by Electronic Transmission.  On consent of a director, notice of the date, time, place, or purpose of a regular or special meeting of the Board of Directors may be given to the director by electronic transmission.  The director may specify the form of electronic transmission to be used to communicate notice.  Notice by electronic transmission shall be deemed given when the notice is: (1) transmitted to a facsimile number provided by the director for the purpose of receiving notice; (2) transmitted to an electronic mail address provided by the director for the purpose of receiving notice; (3) posted on an electronic network and a message is sent to the director at the address provided by the director for the purpose of alerting the director of a posting; or (4) communicated to the director by any other form of electronic transmission consented to by the director. The director may revoke this consent by written notice to the corporation.  The director’s consent under this section is considered revoked if the corporation is unable to deliver by electronic transmission two consecutive notices, and the Secretary, Assistant Secretary, or transfer agent of the corporation, or another person responsible for delivering notice on behalf of the corporation, knows that delivery of those two electronic transmissions was unsuccessful.  Inadvertent failure to treat the unsuccessful transmissions as a revocation of the director’s consent does not affect the validity of a meeting or other action.

4.06

Waiver of Notice.  Whenever any notice is required to be given to any director under the provisions of any law, the Certificate of Formation, or these Bylaws, a waiver thereof in writing signed by the director or directors entitled to such notice, or a waiver by electronic transmission by the director or directors entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

4.07

Attendance as Waiver.  Attendance of a director at a meeting of the Board of Directors or a committee thereof shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

4.08

Business at Regular or Special Meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice, whether in writing or by electronic transmission, of such meeting.

4.09

Quorum of Directors.  A majority of the Board of Directors shall constitute a quorum for the transaction of business.  If a quorum shall not be participating at any meeting of the Board of Directors, the directors participating thereat may adjourn the meeting from time to time, without notice other than announcement of the meeting, until a quorum shall be participating.

4.10

Interested Directors.  An otherwise valid contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation or other entity in which one or more of its directors or officers are directors or officers or have a financial interest, shall be valid notwithstanding whether the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, and notwithstanding whether his or their votes are counted for such purpose, if:

(a)

The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)

The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(c)

The contract or transaction is fair as to the corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

4.11

Act of Directors’ Meeting.  The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law.

4.12

Action by Written Consent Without a Meeting.  Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Board of Directors or committee, as the case may be.  A telegram, telex, cablegram, or other electronic transmission by a director is considered written, signed, and dated for the purposes of this section if the transmission sets forth or is delivered with information from which the corporation can determine that the transmission was transmitted by the director and the date on which the director transmitted the transmission.  Such consent shall be filed with the minutes of the proceedings of the Board of Directors or committee, as the case may be.  Such consent shall have the same force and effect as a unanimous vote at a meeting.

ARTICLE V

COMMITTEES

5.01

Committees of the Board of Directors.  The Board of Directors shall consider all major decisions concerning the business of the Corporation, including property acquisitions.  However, the Board of Directors may appoint such committees as the Board of Directors believes appropriate from time to time.  The Board of Directors shall appoint the members of the committee formed in the discretion of the Board of Directors.  A majority of the members of each committee shall consist of Independent Directors.  Any such committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors, subject to the limitations imposed by applicable law.  Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.  To the extent applicable, the provisions of Article IV of these Bylaws governing the meetings of the Board of Directors shall likewise govern the meetings of any committee thereof.

5.02

Audit Committee.  The Board of Directors will, at a minimum, establish an audit committee.  The audit committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of internal accounting controls.  The Board of Directors will adopt a charter for the audit committee that sets forth its specific functions and responsibilities.

ARTICLE VI

MEETING BY USE OF CONFERENCE TELEPHONE
OR SIMILAR COMMUNICATIONS EQUIPMENT

The shareholders, members of the Board of Directors, or members of any committee designated by such Board of Directors may participate in and hold a meeting of such shareholders, Board of Directors, or committee by means of conference telephone or similar communications equipment or another suitable electronic communications system, including videoconferencing technology or the internet, or any combination if the telephone or other equipment or system permits each person participating in the meeting to communicate with all other persons participating in the meeting and, if voting is to take place at the meeting, to vote.  If voting is to take place at the meeting, the corporation must implement reasonable measures to verify that each person voting at the meeting by means of remote communications is sufficiently identified and entitled to vote and must keep a record of any vote or other action taken.

ARTICLE VII

OFFICERS

7.01

Executive Officers.  The officers of the corporation shall consist of a President and a Secretary, and may also include one or more Vice Presidents, a Treasurer, and such other officers as are provided for in this Article.  Each officer of the corporation shall be elected by the Board of Directors as provided in Section 7.02 of this Article. Any two or more offices may be held by the same person.

7.02

Election and Qualification.  The Board of Directors, at its first meeting after each annual meeting of shareholders, shall elect a President and a Secretary.  The Board of Directors also may elect one or more Vice Presidents, a Treasurer, and such other officers, including assistant officers and agents, as may be deemed necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

7.03

Compensation.  The compensation of all officers and agents of the corporation shall be determined by or determined in a manner specified by the Board of Directors.

7.04

Term, Removal, and Vacancies.  Each officer of the corporation shall hold office until his successor is chosen and qualified or until his death, resignation, or removal.  Any officer may resign at any time upon giving written notice to the corporation, but such resignation shall be without prejudice to the contract rights, if any, of the corporation.  Any officer or agent or member of a committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights. Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise shall be filled by the Board of Directors.

7.05

Chief Executive Officer.  Unless the Board of Directors designates otherwise, the President shall be the chief executive officer of the corporation.  The Chief Executive Officer shall preside at all meetings of the shareholders.  The Chief Executive Officer shall have such other powers and duties as usually pertain to such office or as may be delegated by the Board of Directors.

7.06

President.  Unless the Board of Directors shall otherwise delegate such duties, the President shall have general powers of oversight, supervision, and management of the business and affairs of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The President shall have such powers and duties as usually pertain to such office, except as the same may be modified by the Board of Directors.  He shall execute bonds, mortgages, instruments, contracts, agreements, and other documentation, except when the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

7.07

Vice Presidents.  Unless otherwise determined by the Board of Directors, the Vice Presidents in order of their seniority as such seniority may from time to time be designated by the Board of Directors, shall perform the duties and exercise the powers of the President in absence or disability of the President.  They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

7.08

Secretary.  The Secretary shall attend all meetings of the Board of Directors and of the shareholders, record all the proceedings of the meetings of the Board of Directors and of the shareholders in a book to be kept for that purpose, and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors as may be prescribed by the Board of Directors or the President.  He shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, affix the same to any instrument requiring it.  When so affixed, such seal shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.  He shall perform all duties incident to the office of the Secretary and such other duties as may from time to time be assigned to him by the Board of Directors.

7.09

Assistant Secretary.  An Assistant Secretary, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary.  An Assistant Secretary shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

7.10

Treasurer.  The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer, and of the financial condition of the corporation.  The Treasurer shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

7.11

Assistant Treasurer.  An Assistant Treasurer, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer.  An Assistant Treasurer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VIII

GENERAL PROVISIONS

8.01

General Policies.  The corporation intends to elect to be treated for federal income tax purposes as a Real Estate Investment Trust as described in Section 856 of the Internal Revenue Code of 1986, as amended, and related regulations, and intends to make investments that are consistent with such status with respect to the composition of assets and the derivation of income.

8.02

Dividends.  The Board of Directors from time to time may authorize and declare, and the corporation may pay, dividends or other distributions on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the Certificate of Formation and these Bylaws.

8.03

Reserves.  The Board of Directors may by resolution create a reserve or reserves out of surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

8.04

Negotiable Instruments.  All bills, notes, checks, or other instruments for the payment of money shall be signed or countersigned by such officer or officers or such other person or persons and in such manner as are permitted by these Bylaws or in such manner as the Board of Directors from time to time may designate.

8.05

Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

8.06

Seal.  The corporation may have a corporate seal and, if the Board of Directors adopts a corporate seal, the corporate seal shall have inscribed thereon the name of the corporation and may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

8.07

Books and Records.  The corporation shall keep books and records of account and shall keep minutes of the proceedings of the shareholders, the Board of Directors, and each committee of the Board of Directors.  The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the corporation and a record of each transfer of those shares that have been presented to the corporation for registration of transfer.  Such records shall contain the names and addresses of all past and current shareholders of the corporation and the number and class or series of shares issued by the corporation held by each of them.  Any books, records, minutes, and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time.

ARTICLE IX

AMENDMENTS

These Bylaws may be amended or repealed or new Bylaws may be adopted (provided that no such amendment, repeal or new Bylaw shall be inconsistent with the Certificate of Formation) by an affirmative vote of the majority of the Board of Directors present at any regular or special meeting of the Board, unless the Certificate of Formation or applicable law reserves the power exclusively to the shareholders in whole or part or the shareholders in amending, repealing or adopting a particular bylaw expressly provide that the Board may not amend or repeal that bylaw.

12